UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2014

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective upon his acceptance of an offer on May 6, 2014, the Heartland Financial USA, Inc. (“Heartland”) Board of Directors expanded the number of its Class I directors from two to three persons, and elected R. Michael McCoy as a Class I director to fill the vacancy created.

Mr. McCoy, who as a Class I director is not required to stand for election at Heartland’s annual meeting to be held May 21, 2014, will serve as a Class I director until Heartland’s annual meeting in 2015.

Mr. McCoy, age 65, has been the President of the McCoy Group, Inc., a full-service commercial truck leasing, rental and contract maintenance company, since 1993. Mr. McCoy also serves on the Board of Directors of Dubuque Bank and Trust Company, Heartland’s largest subsidiary bank, and will serve as a member of Heartland’s Compensation and Nominating Committee, and Audit and Corporate Governance Committee.

Mr. McCoy was not selected because of any arrangement or understanding between Heartland and any other person, and was not provided any special award, compensation or arrangement in connection with his election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2014	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President and CFO